EX-99.906CERT

CERTIFICATION

Jay R. Kemmerer, President and Treasurer , and David D. Jones, Chief Compliance Officer of The Penn Street Funds (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended April  30, 2007 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Treasurer

Chief Compliance Officer

The Penn Street Funds

The Penn Street Funds

/s/Jay R. Kemmerer

/s/David D. Jones

Jay R. Kemmerer

David D. Jones

Date: July 9, 2007

Date: July 9, 2007

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to The Penn Street Funds and will be retained by The Penn Street Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.